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                                                                       EXHIBIT 5


December 31, 1997


Consolidation Capital Corporation
1747 Pennsylvania Avenue, N.W.
Suite 900
Washington, D.C. 20007

Re: Registration Statement on Form S-8:Consolidation Capital Corporation 1997 Long-Term Incentive Plan Consolidation Capital Corporation 1997 Non-Employee Directors' Stock Plan Consolidation Capital Corporation Employee Stock Purchase Plan
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Gentlemen:

We have acted as special counsel to Consolidation Capital Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-8, including the exhibits thereto (the "Registration Statement"), to be filed under the Securities Act of 1933, as amended (the "Act"), for the registration of 6,000,000 shares (the "Shares") of Common Stock, par value $.001 per share, to be offered and sold pursuant to the Consolidation Capital Corporation 1997 Long-Term Incentive Plan, the Consolidation Capital Corporation 1997 Non-Employee Directors' Stock Plan and the Consolidation Capital Corporation Employee Stock Purchase Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement, the Restated Certificate of Incorporation, the Amended and Restated By-laws of the Company, certain of the Company's corporate proceedings as reflected in its minute books and such other records as we have deemed relevant. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. In addition, we have made such other examinations of law and fact as we have deemed appropriate in order to form a basis for the opinion hereinafter expressed.

With respect to the issuance of any Shares, we have assumed that the Shares will be issued, and the certificates evidencing the same will be duly delivered, in accordance with the terms of the Plans and against receipt of the consideration stipulated therefor which will be no less than the par value of the Shares.
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Consolidation Capital Corporation
December 31, 1997
Page 2


Based upon the foregoing, we are of the opinion that the Shares when issued and paid for in accordance with the foregoing assumptions, will be validly issued, fully paid and non-assessable.

The opinion set forth above is limited to the Delaware General Corporation Law, as amended.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion and consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP